Exhibit 99.1

Alset EHome International Inc. to Change Name to Alset Inc. in Rebranding Effort and Expands Board of Directors

Monday, October 3, 2022 5:00PM

BETHESDA, MD / ACCESSWIRE / October 3, 2022 / Alset EHome International Inc. (NASDAQ:AEI)(the “Company” or “AEI”), a diversified company engaged through its subsidiaries in the development of EHome communities and other real estate, financial services, digital transformation technologies, biohealth activities and consumer products with operations in the United States, Singapore, Hong Kong and South Korea, today announced that the Company will be changing its name to Alset Inc., effective Tuesday, October 4, 2022. In addition, the Company will complete its reincorporation from the state of Delaware to the state of Texas. This name change and reincorporation were previously approved by the Company’s stockholders at a Special Meeting. The Company’s symbol on The Nasdaq Capital Market will remain as AEI.

“We have strategically positioned our Company to capitalize on innovative business opportunities across various industries,” stated the Company’s Chairman and Chief Executive Officer, Mr. Chan Heng Fai. “The name change is intended to realign our brand with our strategic direction as we continue to expand our global footprint and pursue growth opportunities in other areas.”

The Company will continue to operate without change. The reincorporation will have no material impact on management, employees or customers. The corporate headquarters will remain in Maryland. The Company’s common stock has been assigned a new CUSIP number of 02115D 109 and the Company’s warrants have been assigned new CUSIP numbers of 02115D 117 and 02115D 125.

Expanding our Board to Include Three New Directors

The Company also today announced the appointment of three new members of its Board of Directors: Mr. Chan Tung Moe, Mr. Danny Lim Sheng Hon and Ms. Joanne Wong Hiu Pan.

Mr. Chan Tung Moe currently serves as the Co-Chief Executive Officer of the Company. The Company believes that Mr. Chan, as an Executive Director, will bring to the Board not only an extensive knowledge of real estate, but an ability to drive the Company’s execution in multiple areas.

Mr. Danny Lim Sheng Hon currently serves as Senior Vice President, Business Development and as an Executive Director of the Company’s subsidiary, Alset International Limited (SGX:40V), a publicly traded company on the Singapore Stock Exchange. The Company believes that Mr. Lim, as an Executive Director, will bring to the Board a deep and broad understanding of the opportunities we face.

Ms. Joanne Wong Hiu Pan currently serves as Director and Responsible Officer of BMI Funds Management Limited, a Financial Advisor in Hong Kong. Ms. Wong has extensive expertise in a wide array of strategic, business, turnaround and regulatory matters across several industries as a result of her executive management, educational and operational experience. Ms. Wong will serve as an independent director and the Company believes her extensive professional experience will make her a valuable addition to the Board.

About Alset EHome International Inc.

AEI is a diversified company executing on its vision to accelerate sustainable healthy living with a focus on the development of EHome communities and other property development, financial services, digital transformation technologies, biohealth activities and consumer products. Through its operating subsidiaries, AEI’s mission is to provide a healthy living ecosystem that drives long-term exponential growth, building liquidity and value for shareholders. For more information, please visit: www.alsetinc.com

Forward-Looking Statements

This press release includes statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control, and which may cause results to differ materially from expectations. For a discussion of the most significant risks and uncertainties associated with the Company’s business, please review our filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Contact:

Alset EHome International Inc.

4800 Montgomery Lane, Suite 210

Bethesda, MD 20814

Email: contact@alsetehomeintl.com